UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

_________________

         Date of Report (Date of earliest event reported): November 1, 2004

KRONOS INCORPORATED

(Exact name of Registrant as Specified in its Charter)

Massachusetts	0-20109	04-2640942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

297 Billerica Road, Chelmsford, MA 01824

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:(978) 250-9800

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition

         On November 1, 2004, Kronos Incorporated announced its financial results for the fiscal quarter ended September 30, 2004. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

         The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.      Financial Statements and Exhibits

     (c)         Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press Release, entitled “Kronos® Reports Fourth Quarter and Year End Fiscal 2004 Results,” issued by the company on November 1, 2004.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2004	KRONOS INCORPORATED
By: /s/ Paul A. Lacy Paul A. Lacy Executive Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, entitled “Kronos® Reports Fourth Quarter and Year End Fiscal 2004 Results”, issued by the company on November 1, 2004.

Exhibit 99.1

For Immediate Release

Kronos Contact:	Paul Lacy
(978) 947-4944
placy@kronos.com

KRONOS® REPORTS FOURTH QUARTER AND YEAR END
FISCAL 2004 RESULTS

CHELMSFORD, Mass., Nov. 1, 2004 — Kronos® Incorporated (Nasdaq: KRON) today reported financial results for the fourth quarter of Fiscal 2004. Net income for the quarter increased 51 percent to $18.1 million, or $0.56 per diluted share, as compared to $12.0 million, or $.38 per diluted share, for the same period a year ago. Revenue for the fourth quarter increased 14 percent to $128.3 million as compared to $112.9 million for the same period a year ago.

For the twelve-month period, net income rose 33 percent to $46.3 million, or $1.44 per diluted share, as compared to $34.7 million, or $1.12 per diluted share, for the same period last year. For the twelve-month period, revenue rose 13 percent to $450.7 million, as compared to $397.4 million for the twelve months of the prior year.

“We closed an extraordinary year with a bang — four straight quarters of strong growth, and one of our highest recent year-over-year net income growth rates,” said Mark S. Ain, Kronos’ chief executive officer. “We believe that customers are investing in Kronos’ workforce management solutions because we offer the most proven, functionally rich, scalable, and reliable solutions available.”

Total deferred maintenance, professional services, and product revenue at the end of the quarter was $144.6 million. In addition to this deferred revenue, Kronos has a growing backlog of professional services engagements not reflected on the balance sheet. Kronos’ balance sheet remains strong with $189.1 million in cash and investments and no debt.

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Fourth-Quarter Highlights

o	Steady growth track record — The fourth quarter of Fiscal 2004 marked Kronos’ 99th straight quarter of revenue growth compared to the same period in the previous year, and 70th consecutive quarter of profitability (Note 1).

o	Power of Workforce Central 5 — The power of Workforce Central®5 drove a large number of significant customer contracts with high product revenue during the quarter. During the quarter, Kronos supplemented its Workforce Central suite by shipping two new products-an advanced employee scheduling solution specifically targeted at the retail market, and an attendance management product.

o	Notable customer wins — Leading organizations continue to choose Kronos solutions to staff, develop, deploy, track, and reward their workforce. Notable wins from new and existing customers during the quarter for enterprise-wide deployments of Kronos solutions included:

o	Exel Logistics, the global leader in supply chain management, decided to centralize and standardize on Workforce Central 5 during the quarter. The solution will be implemented for 15,000 associates at 450 locations in the U.S. and Canada. Exel performed an extensive review of workforce management systems and determined that Kronos provided them with the highest level of confidence to achieve the centralized solution needed to ensure consistent use of work rules and to monitor and measure labor performance.

o	HCR Manor Care, the nation’s largest company in long-term care and rehabilitation with more than 60,000 employees in the U.S. and an existing Kronos customer, will utilize the time and labor and scheduling applications within Workforce Central 5, as well as Kronos 4500 Touch ID™ terminals. The Kronos solutions will be used at all of HCR’s skilled nursing and assisted living facilities in an effort to proactively move their infrastructure forward and take advantage of millions of dollars in savings with reduced cost structures.

o	National Amusements, one of North America’s largest theatre operators and an existing Kronos customer, signed an upgrade agreement for Workforce Central 5 to centralize workforce management for 7,000 employees in 100 locations. National Amusements uses Kronos’ time and labor and scheduling solutions to plan, track, and analyze labor throughout all levels of their global organization.

Fiscal 2004 Highlights

o	Accelerating product revenue — During the second half of the year, Kronos experienced two quarters of double-digit growth in product revenue driven by widespread customer acceptance of Workforce Central 5. Kronos also continues to experience widespread customer acceptance of the latest versions of its Visionware® labor analytics product and Kronos iSeries Central suite.

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o	Wider adoption of biometrics — Nearly 30 percent of Kronos 4500 badge terminals shipped during the year included Kronos’ Touch ID add-on biometric fingerscan option. Kronos’ award-winning Kronos 4500 Touch ID terminal is used to verify employee presence in the workplace. The latest version of the Kronos 4500 terminal is seeing increased adoption driven by new browser and workflow technology, which enables employees to perform self-service functions at the terminal.

o	Strengthened presence in HRMS — Kronos’ experience and traction with its human resources and payroll software continues to increase. Kronos is closing more business, signing more deals with new customers, bringing more customers live, and being recognized for its momentum and market presence. Hundreds of organizations use Kronos’ human resources and/or payroll products.

o	Acquisition strategy — During the year, Kronos completed several small acquisitions. The purchase of 3i Systems bolstered Kronos’ product set and presence in the federal government market. The purchase of FASTECH and Matrix Systems, Inc., two former time and labor vendors, expanded Kronos’ customer base. Acquiring certain assets of former dealers All Makes Office Equipment Co.; Coles, The Cash Register Company; and Time Systems, Inc. expanded Kronos’ direct sales network.

o	Exemplary customer satisfaction — Kronos received top honors for exemplary customer satisfaction and was honored as a four-time winner of the NorthFace ScoreBoard Award from Omega Management Group Corp.

Outlook

“Workforce management is transforming into a more strategic function within organizations of all sizes. This is a fantastic dynamic for Kronos — the most trusted name in workforce management,” stated Ain. “In addition to further widening our competitive lead in Fiscal 2005, we are setting our sights on becoming a half-billion-dollar enterprise software company. Considering our track record of meeting or exceeding goals, we are highly confident in our future.”

“With respect to guidance, excluding the acquisition of AD OPT Technologies, which we hope to close in mid- to late-November, we expect to report Fiscal 2005 revenue in the range of $500-510 million, with earnings per share in the range of $1.58-1.65,” concluded Ain. For the first quarter of Fiscal 2005, Kronos expects to report revenues in the range of $111-115 million, with earnings per share in the range of $.26-.28.

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The Financial Accounting Standards Board recently concluded that Statement 123R, Share-Based Payment, which would require all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value, would be effective for public companies for interim or annual periods beginning after June 15, 2005.  The effect of adopting this new accounting pronouncement has not been included in Kronos’ Fiscal 2005 earnings forecast.

Conference Call Webcast

Kronos senior management plans to review its fourth-quarter and full-year results during a conference call today beginning at 4:30 p.m. Eastern. The conference call will be webcast live at http://www.kronos.com/invest and will be available for replay purposes.

About Kronos Incorporated

Kronos Incorporated is the most trusted name in workforce management. Kronos helps organizations staff, develop, deploy, track, and reward their workforce, resulting in reduced costs, increased productivity, better decision-making, improved employee satisfaction, and alignment with organizational objectives. More than 20 million people use a Kronos solution every day. Learn more about Kronos’ high-impact enterprise solutions at www.kronos.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve a number of risks and uncertainties, including the performance estimates and statements relating to earnings and revenue growth and profitability, the ability to close potential product sales transactions, the ability to realize revenues from the sales pipeline, the market acceptance of our new products and enhancements, our ability to monitor and manage discretionary costs, growth in the market for our products and within the economy generally, and potential acquisitions. Among the important factors that could cause actual operating results to differ materially from those indicated by such forward-looking statements are delays in product development, including enhancements to existing products, product performance issues, competitive pressures, general economic conditions, possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangement and the risk factors detailed in the company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The timing of the release of new products or product enhancements will take place if and when available and at the sole discretion of Kronos.

Note 1: Excluding a one-time special charge in the second quarter of Fiscal 2001.

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© 2004 Kronos Incorporated. Kronos, Workforce Central, Visionware, and the Kronos logo are registered trademarks and Kronos 4500 Touch ID is a trademark of Kronos Incorporated or a related company. All other product and company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

KRONOS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
UNAUDITED

	Three Months Ended		Twelve Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Net revenues:
Product	$61,692	$53,392	$196,739	$178,607
Maintenance	36,114	33,434	140,283	124,911
Professional services	30,536	26,123	113,672	93,837

	128,342	112,949	450,694	397,355
Cost of sales:
Costs of product	11,834	12,055	42,848	42,507
Costs of maintenance and professional services	33,715	31,694	133,220	114,632

	45,549	43,749	176,068	157,139

Gross profit	82,793	69,200	274,626	240,216
Operating expenses and other income:
Sales and marketing	34,239	32,009	131,233	122,202
Engineering, research and development	12,646	10,534	44,122	38,463
General and administrative	8,979	7,386	31,335	25,884
Amortization of intangible assets	942	988	3,953	3,481
Other income, net	(1,275)	(564)	(5,619)	(4,375)

	55,531	50,353	205,024	185,655
Income before income taxes	27,262	18,847	69,602	54,561
Provision for income taxes	9,199	6,876	23,352	19,895

Net income	$18,063	$11,971	$46,250	$34,666

Net income per common share:
Basic	$0.58	$0.40	$1.49	$1.16

Diluted	$0.56	$0.38	$1.44	$1.12

Weighted-average common shares outstanding:
Basic	31,218,956	30,271,295	31,002,886	29,834,942

Diluted	32,165,005	31,581,518	32,031,010	31,003,019

KRONOS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
UNAUDITED

	September 30, 2004	September 30, 2003

ASSETS
Current assets:
Cash and equivalents	$45,877	$42,509
Marketable securities	45,260	44,431
Accounts receivable, less allowances of $9,143
at September 30, 2004 and $7,833 at September 30, 2003	93,317	83,287
Deferred income taxes	8,951	8,427
Other current assets	21,434	18,649

Total current assets	214,839	197,303
Marketable securities	98,005	44,065
Property, plant and equipment, net	43,832	39,263
Intangible assets	22,515	22,938
Goodwill	79,336	70,446
Capitalized software, net	22,871	23,012
Other assets	24,432	14,791

Total assets	$505,830	$411,818

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,988	$6,584
Accrued compensation	39,788	35,655
Accrued expenses and other current liabilities	17,550	16,169
Deferred product revenues	9,844	2,494
Deferred professional service revenues	40,525	39,650
Deferred maintenance revenues	87,000	75,505

Total current liabilities	204,695	176,057
Deferred maintenance revenues	7,251	7,319
Deferred income taxes	12,000	8,190
Other liabilities	2,824	3,655
Shareholders' equity:
Preferred Stock, par value $1.00 per share: authorized 1,000,000 shares,
no shares issued and outstanding	--	--
Common Stock, par value $.01 per share: authorized 50,000,000 shares, 31,335,340 and
30,439,518 shares issued at September 30, 2004 and September 30, 2003, respectively	313	304
Additional paid-in capital	54,112	38,104
Retained earnings	224,091	177,841
Accumulated other comprehensive income:
Foreign currency translation	653	(8)
Net unrealized gain (loss) on available-for-sale investments	(109)	356

	544	348
Total shareholders' equity	279,060	216,597

Total liabilities and shareholders' equity	$505,830	$411,818